Party A: Superconductor Technologies, Inc. ("**STI**")

甲方：美国超导技术有限公司 ("STI 公司")

460 Ward Drive
Santa Barbara, CA 93111
Ph: +1-805-690-4609
Fax: +1-805-967-0342

Party B: Hunchun BaoLi Communication Co. Ltd. and other investors designated by it (collectively "BAOLI")

乙方：珲春宝力通信有限公司及其指定的其他投资人（合称"宝力公司")

Building D, Longhai Huayuan, Hunchun City,
Jilin Province, Post Code 133300
Ph: 0433-756-9992
Fax: 0433-756-9998

Whereas, BAOLI is interested in making an investment in STI under the following terms:

鉴于，宝力有意根据如下条款投资于 STI：

1 **Investment Amount**

投资金额

BAOLI agrees to invest $15,000,000 in STI in exchange for the purchase of STI shares of common stock (SCON at NASDAQ) as detailed below. The party making the investment will be **Hunchun BaoLi Communication Co. Ltd.**., a company incorporated under Chinese law, and other investors designated by it (each a "**Purchaser**" and collectively, the "**Purchasers**"), provided that each Purchaser makes the representations and warranties set forth in Exhibit A.

宝力公司同意向 STI 公司投资 1500 万美元以换取 STI 的普通股股票 (SCON at NASDAQ)（股票详情如下文所述）。投资的主体将是**珲春宝力通信有限公司**（一家依据 国法律成立的公司）以及由**珲春宝力通信有限公司**指定的其他投资人（单称为"**买方**"，合称为"**所有买方**"），但前提是每一个买方作出如附件 A 中规定的陈述和保证。

2 **Price per Share**

The purchase price per STI Share (as defined below) is set at a 5% premium to the average closing price of STI shares on the NASDAQ stock exchange for 30 days prior to the execution date of this Agreement (i.e., August 17, 2007), i.e., $1.55 per share, that is 1.05 times (average of closing prices of STI shares on the NASDAQ stock exchange for 30 days prior to August 17, 2007), (1.05×$1.55=$1.6275), but in any case not less than the price on the date of execution of this Agreement.

STI 公司股份（如下文定义）的单价的购买价是本协议签署之日（即 2007 年 8 月 17 日）前 STI 公司在美国纳斯达克股票市场 30 个交易日的股票收盘价的平均价,即每股 $1.55，上浮 5%，即 1.05×（2007 年 8 月 17 日前 STI 公司在纳斯达克股票市场 30 个交易日的股票收盘价的平均价(1.05×$1.55=$1.6275)，但是，在任何请情况下不得低于本协议签署之日的价格。

3 **Securities**

证券

STI will issue common shares to BAOLI (the "**Shares**") which will include the following two categories:

STI 公司将向宝力公司发行普通股 ("股份")，股份将包括以下两类：

- Shares of Common Stock with voting rights will be issued to BAOLI with the number of such Shares limited to 9.9% of STI's outstanding shares of common stock.

  向宝力公司发行的 STI 公司全部已发行普通股股票 9.9%的有投票权的普通股股份。

- Shares of Common Stock whose voting rights have been sanitized (so that they will be voted by STI in proportion to the votes of its other stockholders) will be issued for the remainder of the BAOLI investment. Prior to any issuance of

these Shares, each Purchaser will enter into an agreement covering such voting by it and its transferees (other than transferees and affiliates owning less than 5% of the outstanding stock of STI) in form to be provided by STI containing reasonable terms and conditions.

对应宝力公司生于投资款项的投票权被去除的普通股股份（即按照其他股票持有人的投票权的比例将由 STI 公司依照其他股票持有人的投票来行使投票权）。在发行此类股份之前，每一个买方将签署一份涉及每一个买方的此类投票权和其受让方（拥有少于 STI 公司已发行股票 5%的受让人和关联人除外）的协议，STI 公司将提供载有合理的条款和条件的该等协议的格式。

4 Funding Schedule

付款时间表

BAOLI will wire to the bank account designated by STI in writing a total of fifteen million dollars (USD 15,000,000.00) (the "**Purchase Price**") in the following amounts and on the following time schedule:

宝力公司将按以下金额和时间表，把总额为一千五百万美元（USD15,000,000.00）("**购买价**")汇入 STI 公司书面指定的账户。

- The first installment of one million dollars (USD 1,000,000.00) by August 31, 2007.

  2007 年 8 月 31 日前，汇入第一笔一百万美元（USD1,000,000.00）。

- The second installment of three million dollars (USD 3,000,000.00) by September 30, 2007.

  2007 年 9 月 30 日前，汇入第二笔三百万美元（USD3,000,000.00）。

- The third installment of two million dollars (USD 2,000,000.00) by October 22, 2007.

  2007 年 10 月 22 日前，汇入第三笔二百万美元（USD2,000,000.00）.

- The remaining nine million dollars (USD 9,000,000) by December 30, 2007.

2007 年 12 月 31 日前，汇入剩余的九百万美元（USD 9,000,000.00）。

Within three days from the execution of this Agreement, STI shall provide BAOLI with the bank information for the bank account designated by STI.

本协议签署之日起三天内，STI 公司应向宝力公司提供关于 STI 公司指定的银行账户的银行信息。

5 Currency for Stock Purchase

购买股票的货币

Both parties agree that the currency for the purchase of the Shares of STI is US dollars.

双方同意购买 STI 公司股份的货币为美元。

6 Bank Charges

银行费用

Any and all bank charges incurred due to the purchase and sale of the Shares of STI shall be born by each party on its own part respectively.

所有和任何买卖 STI 公司股份所发生的银行费用，由双方各自负责各自所产生的银行费用。

7 Right to Transfer Shares

转让股份的权利

STI hereby warrants that, upon the receipt of the full Purchase Price payable by BAOLI under this Agreement to the bank account designated by STI, STI shall simultaneously and unconditionally assign to BAOLI and other Purchasers the ownership of the Shares. If the Purchase Price were paid in full as of the execution date of this Agreement, BAOLI would then be the largest shareholder of STI. STI shall punctually furnish BAOLI with a receipt for any portion of the Purchase Price upon STI's receipt of such funds which shall acknowledge receipt of the portion of

the Purchase Price paid and the corresponding number of Shares to be issued upon payment in full of the Purchase Price. Concurrently upon payment of the Purchase Price in full, STI shall issue the Shares to Purchaser(s) as per BAOLI's notification. In addition to the registration requirements as specified in Item (e) of Exhibit A, both parties mutually agree that the Shares cannot be traded in the Nasdaq stock exchange UNLESS and UNTIL all and any of the Purchase Price have been paid according to the payment schedule as specified in the Paragraph 4 hereof.

STI 公司于此保证：当收到宝力公司支付的、汇入 STI 公司所指定的银行账户的收购价时，STI 公司应将所对应的股份的所有权同时无条件自动地让渡给给宝力公司及其他所有买方。宝力公司将随即成为 STI 公司的最大的股东。STI 公司在收到任何一笔购买价时，应及时向宝力公司出具收到任何一笔购买价的收据，并且同时按照宝力公司的通知向买方发行相应的股份。双方互相同意：除了附件 A 中明确的登记要求之外，只有在所有和任何购买价已经按照本协议第 4 段明确的付款时间表支付完毕时，股份才能在纳斯达克股票市场被交易。

8 **Breach**

违约

If BAOLI fails to deliver all or any portion of the Purchase Price in accordance with the payment schedule specified in Paragraph 4 of this Agreement, this Agreement will be terminated and any and all amounts paid to STI prior to the breach will be considered liquidated damages due to STI. As a result upon such termination of this Agreement, BAOLI will be issued no Shares and STI will retain the monies paid by BAOLI hereunder and shall have no obligation to return such monies to BAOLI or any Purchaser. Time is of the essence.

如果宝力不能按照本协议第 4 段明确的付款时间表支付所有或任何一笔购买价，本协议将被终止，且在违约前向 STI 公司支付的任何和所有将被视为对 STI 公司的违约金。如果本协议因此被终止，股票将不发行给宝力，而且 STI 公司将保留宝力公司根据本协议支付的款项且 STI 公司没有义务向宝力公司或任何一个买方返还该等款项。时间是最重

要的。

9 Legality of the Investment

投资合法性

- BAOLI and each Purchaser represents and warrants that the execution and performance of this Agreement is consented and approved by the board of directors of BAOLI and such Purchaser and is legally binding on BAOLI and such Purchaser. BAOLI and each Purchaser also make the representations and warranties set forth in Exhibit A.

  宝力公司和每一个买方陈述并保证：本协议的签署及执行是经本公司董事会和该买方同意与批准，并对宝力公司和该买方具有法律效力。宝力公司和每一个买方也做出了在附件 A 中规定的陈述和保证。

- STI represents and warrants that the execution and performance of this Agreement is for the corporate interest of STI's development and has obtained all and any necessary internal approval and is legally binding on STI and, in addition, subject to the representations and warranties of each Purchaser contained in Exhibit A upon which STI hereby relies, complies with the provisions of the laws and regulations of United States of America, including but not limited to the pertinent SEC requirements.

  STI 公司陈述并保证：本协议的签署和执行是符合 STI 公司发展利益，并获得了所有和任何所需的公司内部审批同意，并对 STI 公司具有法律效力，且本协议的签署和履行符合美国法律法规的规定，包括单不限于美国证券交易委员会的相关要求。

10 Intention to Establish a Joint Venture in China

在中国成立合资公司的意向

STI and BAOLI mutually acknowledge their current intention to create a Joint Venture ("**JV**") in China by the end of this year. However, this Agreement does not constitute a binding agreement to investigate the creation of or to create a JV, and

the actual terms of any JV, if mutually agreed upon, will be contained in a separate written agreement.

STI 公司和宝力公司互相确认他们现在有意于今年底之前在中国创设合资公司 (" 合资公司")。但是，本协议并不是有关创设合资企业进行研究或者有关创设合资公司的有约束力的协议；有关合资公司的实际条款，如果经双方同意，将会被纳入一份单独的书面协议中。

11 Governing Law and Arbitration

准据法和仲裁

This Agreement shall be governed by and construed under the Laws of the State of California, without regard to principles of conflicts of law thereunder. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be resolved through arbitration through American Arbitration Association in accordance with its rules on international arbitration (**"Rules"**). The arbitration proceedings shall be conducted in English in the State of California in the United States. In any dispute arising out of, or relating to, this Agreement or its performance or breach (including any dispute which is the subject of judicial, arbitration or administrative proceedings, including appeals), the prevailing party shall be entitled to and awarded, in addition to any other relief, its reasonable costs incurred, including reasonable attorneys' fees.

本协议将由美国加州法律（冲突法规则除外）进行管辖和解释。凡因本协议产生或与本协议有关的争议、争执或要求将由美国仲裁协会按国际仲裁规则 (**"规则"**) 进行仲裁解决。仲裁在美国加利福尼亚州进行，使用的语言文字为英文。因本协议或其履行或违约而引起的以及与之有关的任何争议（包括作为诉讼、仲裁或行政程序（包括上诉）主题事项的任何争议），在任何其他救济之外，胜诉一方应有权被判得到发生的合理成本，包括合理的律师费用。

12 Notice

通知

Any notice, claim, request or other communication required or permitted under this Agreement must be in writing and the sending date and the receipt date shall be evidenced by the seals of the local post offices. The registered mails shall be used if sent out by mail.

本协议要求或允许作出的任何通知、请求、要求或其他通讯必须使用书面形式，且应以当地邮局邮戳为发出日和收到日为准，邮件必须用注册邮件。

13 General Provisions

总则

- This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties. This Agreement may be amended only by the written agreement of the parties hereto.

  本协议构成双方之间有关本协议主题事项的全部协议，并取代双方以前达成的所有协议及谅解备忘录中相应的条款。本协议如需修改必须经双方书面同意。

- Any waiver, permit, consent or approval of any kind or nature on the part of any party of any provisions or conditions of this Agreement must be made in writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

  任何一方对本协议任何规定或条件的任何类型或性质的任何放弃、许可、同意或批准必须由双方以书面形式作出，且仅应在该等书面文件中具体规定的范围内有效。

- The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not

prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any person or circumstance is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

若任何一方未对本协议任何承诺或条件的违约采取补救措施或未坚持对本协议任何承诺或条件的履行，其不应影响一方（原应构成违约的）后续行为所导致的违约的效果。在任何可能的时候，本协议每条规定将以在适用法律下生效和有效的方式进行解释，但如果根据适用法律，本协议任何规定或其对任何人或情形的适用被予以禁止或认定无效，该等规定应仅在该等禁止或认定无效的范围内不生效，而不会影响本协议其他条款的有效性。

- Headings herein are for reference only and do not affect the construction of this Agreement. The language used herein is the language chosen by the parties to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto. The term "include" or "including" indicates examples of a foregoing general statement and not a limitation on that general statement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders.

本协议标题仅供参考，不影响本协议的解释。本协议使用的语言为双方选定用来表达其共同约定的语言，本协议不应被视为由任何一方所单独制订。"包括"一词指对前述一般性陈述的举例，但并不仅限于该一般性陈述。在本协议中，无论何时用到单数形式应包括复数形式，用到复数形式亦应包括单数形式，而且，任何性别的使用应适用于两种性别。

- This Agreement is made in English and Chinese and signed in counterparts. If any inconsistency arises between the two versions, the English version shall control. Each signed counterpart shall be deemed an original and all counterparts together shall constitute one and the same agreement. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original document.

  本协议由英文和中文两种语言起草，并签署多份副本。。如果有不一致之处，以英文本为准。每份签字的副本均应视为原件，所有副本一起构成一份同一的协议。任何以传真发送的签字原件及任何签字传真件的再次发送应视为以原件送达。若任何一方要求，各方将通过签署一份原件以确认以传真传送的签名。

14 Effective Date

生效日期

This Agreement shall be effective and binding upon the execution by both of the duly authorized representatives of each party. Both parties mutually understand and acknowledge that both parties will have more detailed discussions on the terms and conditions of a definitive purchase agreement with respect to the purchase of the Shares. Notwithstanding the above, the scheme for the calculation of the Purchase Price and price per share and the provisions of Paragraph 3 contained in this Agreement shall, in no event, be changed and shall be binding to both parties upon the effective date of this Agreement.

本协议经双方适当授权之代表签字即具有法律效力。双方互相了解并确认双方将会就有关购买股份的购买协议的条款和条件进行更详细的讨论。虽有上述规定，但是购买价和每一股分单价的计算方法及本协议第 3 段的规定在任何情况下均不再变动，并且将自本协议的生效日期起对双方具有约束力。

Party A: Superconductor Technologies Inc.

Party B: Baoli Communications Co. Ltd and the other investors designated by it.

甲　方：美国超导技术有限公司

乙　方：珲春宝力通信有限公司并代表其指定的其他投资人

Authorized Representative:

授权代表：

Date: 8/17/07

日　期：

Authorized Representative:

授权代表：

Date:

日　期：2007年8月17日

Execution Date； The exact execution date shall be date on which the representatives of each party respectively sign and exchange the facsimiles on August 17, 2007.

签署日期：以双方代表于 2007 年 8 月 16 日签字发出传真件为准。

EXHIBIT A

附件A

PURCHASER'S COVENANTS, REPRESENTATIONS AND WARRANTIES

买方的承诺、陈述和保证

Each Purchaser hereby represents warrants and covenants as follows:

每一个买方于此陈述及保证如下：

(a) The Purchaser has received and had an opportunity to review the all of the filings made by STI with the Securities and Exchange Commission (the "**Background Documents**"):

买方已经收到并且有机会查看STI公司提交给美国证券交易委员会的所有申报

文件（"**背景文件**"）

(b) The Purchaser either is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "**Securities Act**") and has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Purchaser (I) is capable of evaluating the merits and risks of an investment in STI and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (III) is capable of bearing the economic risk of such investment.

买方每一个均是经修订的美国1933年证券法（"证券法"）501 规则（a）中定义的"被认可的投资者"并且具在财务和商务及做投资决定方面具有此类知识及娴熟经验，因此，买方（1）能够就投资 STI 公司的好处和风险作出正确评估并能够作出一个知情的投资决定，（2）能够保护其自身利益或者由其代表或顾问协助保护其利益，（3）能够承担此类投资的经济上的风险。

(c) The Purchaser has been given the opportunity to make a thorough investigation of matters relevant to an investment in STI and has been furnished with, and has reviewed and understands, materials relating to STI (including, but not limited to, the Background Documents). The Purchaser has been afforded the opportunity to obtain any additional information deemed necessary by the Purchaser to verify the accuracy of information conveyed to the Purchaser. The Purchaser confirms that all documents, records, and books pertaining to an investment in STI which were requested by the Purchaser have been made available or delivered to the Purchaser. **The Purchaser has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Purchaser by STI or anyone acting on its behalf.**

买方已有机会对与投资STI公司有关事项进行全面调查，并且STI公司相关的材料（包括但不限于背景文件）已经一并提交给买方，且买方已经阅读并理解这些材料。买方已经有机会获得买方认为必要的任何额外的信息，以证实传递给买方的信息的准确性。买方确认买方要求的所有与投资STI公司有关的文件、记录、帐簿都可获得或已送交买方。**买方已经依赖于或者买方作出的决定是完全依据STI公司或者代表STI公司的任何人所提供的背景文件及其他书面信息。**

(d) The Shares will be acquired for the account of the Purchaser for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part.

买方为其本人购买股份将仅作为投资，并且目前不是也无意以全部或部分的股份的分销或转售为目的。

(e) The Purchaser acknowledges that (A) the Shares have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and any certificates for the Shares will bear a legend to such effect, (B) such Shares, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, and (C) STI does not have any obligation or intention to register such Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Purchaser may have to bear the economic risk of his or her ownership of the Shares acquired hereby for an indefinite period of time.

买方确认：（A）由于证券法和适用的州证券法律规定的明确免除情形，股份没有在证券法或州证券法律下进行登记，且任何股份的证书上将有具有此效果的大写说明；（B）因此，除非按照证券法和适用的州证券法律进行登记或有免于登记情形，此类股份不能被转售；并且（C）STI 公司没有任何义务和意图在在证券法或任何州证券法律下登记此类股份或采取任何行动以达到免于登记的法律要求。买方可能必须在一个特定期间内承担他/她据此购买股份所有权所产生的经济上的风险。

(f)The Purchaser has determined that the Shares are a suitable investment for the Purchaser.

买方已经决定股份是适合买方的投资。